Exhibit 99.1

News Release
CRESTWOOD EQUITY PARTNERS LP
700 Louisiana Street, Suite 2550
Houston, TX 77002
www.crestwoodlp.com

Crestwood Equity Announces Second Quarter 2014

Financial and Operating Results

HOUSTON, TEXAS, August 6, 2014 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “CEQP”) reported today its financial results for the three months ended June 30, 2014.

Crestwood Equity owns the general partner interest of Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream” or “CMLP”). Crestwood Midstream owns the majority of the assets of the consolidated results herein. Crestwood Equity directly owns an NGL supply and logistics business and the Tres Palacios natural gas storage facility. Crestwood Midstream today issued a separate news release reporting stand-alone results for its operations.

“Results for Crestwood Equity’s stand-alone operations in the second quarter 2014 were below the first quarter due to a combination of factors, including a lower seasonal quarterly contribution from our NGL supply and logistics business, and an operating loss at our Tres Palacios gas storage facility in Texas,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “Additionally, CMLP’s decision to delay its increase in quarterly distributions as it improves its coverage ratio had an impact on CEQP’s coverage ratio,” commented Phillips.

Second Quarter 2014 Financial Highlights (1) (2)

•	Crestwood Equity reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) for the second quarter 2014 of $117.7 million, compared with Adjusted EBITDA of $116.6 million in the first quarter 2014.

•	Assets owned by CMLP contributed Adjusted EBITDA of $109.7 million for the second quarter 2014, compared to $98.9 million in the first quarter 2014.

•	Assets owned by CEQP contributed Adjusted EBITDA of $8.0 million for the second quarter 2014, compared to $17.7 million in the first quarter. The $9.7 million decrease was primarily attributable to lower seasonal volumes and margin contribution of $6.3 million from our NGL supply and logistics business and a $3.6 million lower contribution from our Tres Palacios asset which was the result of the expiration of historical firm gas storage contracts on March 31, 2014.

•	Crestwood Equity reported a net loss of $4.8 million for the second quarter 2014, which included a $6.5 million non-cash accrual related to an earn-out premium associated with the acquisition of the Marcellus gathering system from Antero Resources (“Antero”) in 2012.

•	Crestwood Equity reported distributable cash flow attributable to its operations of $13.4 million for the second quarter 2014, compared to $19.7 million in the first quarter 2014. The decrease was primarily due to lower Adjusted EBITDA, partially offset by lower maintenance capital spending attributable to CEQP assets.

(1)	Given the accounting treatment of Crestwood Holdings’ acquisition of Crestwood Equity’s general partner in June 2013, Crestwood Equity has, where appropriate, compared second quarter 2014 financial and operating results to first quarter 2014 results for purposes of providing more meaningful disclosure to investors.
(2)	Adjusted EBITDA and distributable cash flow are non-GAAP measures. Please refer to the financial tables accompanying this release for reconciliation to GAAP.

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NEWS RELEASE

“Following normal seasonal patterns, demand for LPG products was greatly reduced in the second quarter 2014 as compared to the record winter of 2013/14, which resulted in a quarterly decrease in Crestwood Equity’s NGL volumes sold, processed and transported from the first quarter 2014. As a result of the lower seasonal demand and growing supply in the second quarter, prices for propane and butane (which are our primary sales, storage and transportation LPG products) declined in the quarter and resulted in lower seasonal spreads. These factors along with temporary infrastructure disruptions of some NGL supply volumes in the Marcellus/Utica region affected our second quarter 2014 marketing and trucking results. We expect normal seasonal demand and our growing NGL supply position in the Marcellus/Utica region to increase in the third and fourth quarters as new supply dedicated to Crestwood Equity under long-term contracts with customers is made available for marketing and transportation,” stated Phillips.

“At Tres Palacios, demand for Gulf Coast storage service continues to be at record lows primarily due to continued weakening of gas price volatility and seasonal spreads caused largely by the ongoing regional oversupply of natural gas relative to demand. We do expect to see improvement in storage fundamentals and demand for storage services at Tres Palacios as regional gas demand grows along with a ramp up in LNG exports and Mexico natural gas demand over the next few years. Additionally, despite CMLP’s quarter-to-quarter improvement in Adjusted EBITDA and distributable cash flow and achieving record natural gas and crude oil volumes, CMLP held its cash distributions flat in the second quarter 2014 to improve its coverage ratio. CMLP’s coverage ratio improved from 0.83 times in the first quarter 2014 to 0.96 times in the second quarter, moving it substantially closer to its coverage goal above 1.0 times. We believe that CMLP’s continued improvement will lead to the resumption of quarterly increases of its distributions which will quickly improve CEQP’s distribution coverage ratio and enable the resumption of quarterly distributions at CEQP,” commented Phillips.

Second Quarter 2014 Operating Results and Outlook

Gathering and processing segment EBITDA totaled $51.0 million in the second quarter 2014, compared with $48.2 million in the first quarter 2014, excluding the impact of the non-cash accrual for the Antero earn-out. Gathering volumes increased 7% to 1,213 million cubic feet per day (“MMcf/d”) in the second quarter 2014 compared to first quarter. The increase in gathering volumes was largely due to increased production in the Marcellus Shale and in the dry gas areas in the Barnett Shale. All of the assets included in the gathering and processing segment are owned by CMLP.

NEWS RELEASE

Storage and transportation segment reported consolidated EBITDA of $34.9 million during the second quarter 2014, compared with $38.0 million in the first quarter 2014. Segment EBITDA attributable to assets owned by CMLP totaled $37.8 million during the second quarter, compared with $36.8 million during the first quarter 2014 primarily attributable to higher storage and transportation volumes and margins from CMLP’s northeast natural gas storage and pipeline assets.

CEQP’s Tres Palacios storage and transportation asset contributed a loss of $2.3 million to consolidated segment EBITDA during the second quarter. The loss was attributable to a combination of factors including the expiration of 11 billion cubic feet (“Bcf”) of long-term firm storage contracts on March 31, 2014, and a slight reduction in hub services during the quarter each due to a lack of demand for Gulf Coast storage services prompted by continued weakening of storage fundamentals in 2014. Mitigating that loss to a certain extent, CEQP sold approximately 4 Bcf of new firm storage services contracts during the second quarter 2014 with terms of one to two years at current market rates which were substantially below the rates paid by customers under the expired contracts. CEQP continues to evaluate a wide range of near-term and long-term development options for the Tres Palacios facility and expects to receive a decision on our capacity abandonment application from the Federal Energy Regulatory Commission in the second half of 2014.

NGL and crude services segment reported consolidated EBITDA, excluding non-cash fair value adjustments on commodity inventory-based derivative contracts, of $46.7 million during the second quarter 2014, a 4% increase from $45.0 million in the first quarter 2014. Assets owned by CMLP contributed $34.7 million during the second quarter, a 32% increase from the $26.3 million contributed during the first quarter 2014. The increase was primarily attributable to improved performance from the Bakken assets including increased crude, gas and water gathering volumes on the Arrow system and increased crude oil rail loading volumes at the COLT Hub.

CEQP’s NGL and crude services assets contributed $12.0 million in the second quarter compared to $18.7 million in the first quarter 2014. The $6.7 million decrease in contribution from CEQP’s NGL supply and logistics business was due primarily to a seasonal decrease in volumes sold, processed and transported, offset by slightly higher per unit margins in some areas of the business. CEQP expects demand for LPG products to increase in the third and fourth quarters based upon normal seasonal weather patterns. In the Marcellus and Utica Shale plays, we continue to enter into long-term supply agreements with producers, processors and fractionators for NGL volumes which are expected to grow substantially in the years ahead as critical infrastructure is built.

Corporate expenses include general and administrative expenses not allocated to the operating segments above. Corporate expenses attributable to CMLP and CEQP totaled $21.3 million and $2.7 million, respectively, during the second quarter 2014, compared with $24.1 million and $3.7 million, respectively, during the first quarter 2014. Second quarter 2014 results included $6.2 million of non-cash compensation expense and $2.2 million of significant transaction-related expenses, compared to $5.4 million and $6.5 million, respectively, during the first quarter 2014.

NEWS RELEASE

2014 Guidance

The information provided below relates to operating assets owned directly by CEQP. CMLP today issued a separate news release containing an updated 2014 business outlook for its operating assets.

CEQP issued original 2014 guidance including stand-alone Adjusted EBITDA in a range of $55 million to $60 million and distributable cash flow in a range of $85 million to $95 million inclusive of distributions received from CMLP. During the first half of 2014, CEQP’s Adjusted EBITDA from its operating assets totaled $25.7 million, including a $17.7 million contribution in the first quarter and a seasonally lower $8.0 million contribution in the second quarter. During the first half of 2014, CMLP did not increase its quarterly distributions due to its goal to improve its distributable cash flow coverage ratio to above 1.0 times before resuming quarterly distribution increases. As noted above, CMLP significantly improved its coverage ratio to 0.96 times in the second quarter.

Based upon CEQP’s operating performance in the first half of 2014 and current operating assumptions for the second half of 2014, CEQP is revising its range of full year Adjusted EBITDA contribution of its operating assets to $50 million to $55 million, largely attributable to the expectation of a minimal contribution from Tres Palacios during the remainder of 2014, offset by a seasonal improvement in CEQP’s NGL supply and logistics business. Notwithstanding the modest decrease in revised 2014 Adjusted EBITDA guidance, CEQP depends on CMLP distributions for approximately 30-35% of its expected distributable cash flow. Due to CMLP’s current objective of coverage ratio improvement before resuming quarterly distribution increases, CEQP has determined that it is prudent to revise its full year 2014 distributable cash flow to a range of $65 million to $70 million. Given CMLP’s positive second quarter performance resulting in an improved coverage ratio, an increase in CMLP distributions in the second half of 2014 would have a positive impact on CEQP’s coverage ratio, and would lead the way to an ultimate resumption of distribution increases at CEQP, which benefits from the 50/50 incentive distribution structure from CMLP’s underlying business which is clearly on a path to improvement.

Liquidity and Capital Spending

At June 30, 2014, debt outstanding was primarily composed of $1,461 million of fixed-rate senior notes issued primarily by Crestwood Midstream, approximately $412 million outstanding under Crestwood Midstream’s revolving credit facility and $404 million outstanding under Crestwood Equity’s revolving credit facility.

Organic growth capital expenditures and joint venture contributions for the six months ended June 30, 2014, totaled approximately $194.1 million, of which $191.0 million was attributable to CMLP. The majority of capital spending was related to construction of pipeline laterals and compression equipment in the Marcellus Shale, expansion of the COLT Hub and Arrow gathering system in the Bakken Shale, and capital contributions to Jackalope Gas Gathering for construction of the Bucking Horse processing facility in the PRB Niobrara.

NEWS RELEASE

Conference Call

Management will host a conference call for investors and analysts of Crestwood Equity and Crestwood Midstream today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 719-457-2689 at least 10 minutes before the call and ask for the Crestwood Earnings Call. A replay will be available until August 20, 2014 by dialing 888-203-1112 and using the access code 7830581#.

By Webcast:	Connect to the webcast via the “Presentations” page in the Investor Relations section of Crestwood’s website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to

NEWS RELEASE

consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood Equity’s and Crestwood Midstream’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation and terminalling of NGLs; and gathering, storage, terminalling and marketing of crude oil.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest, the incentive distribution rights and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL supply and logistics business that serves customers in the United States and Canada.

CONTACT

Mark Stockard

Vice President, Investor Relations

832-519-2207

mstockard@crestwoodlp.com

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NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Consolidated Statements of Operations

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013(a)	2014	2013(a)	2014
Revenues:
Gathering and processing	$82.7	$46.5	$161.3	$93.3	$78.6
Storage and transportation	47.8	6.3	98.8	6.3	51.0
NGL and crude services	795.1	41.5	1,636.2	41.5	841.1
Related party	0.7	24.6	1.6	50.2	0.9

	926.3	118.9	1,897.9	191.3	971.6
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below):
Gathering and processing	7.8	6.2	15.5	12.9	7.7
Storage and transportation	7.2	0.6	14.0	0.6	6.8
NGL and crude services	722.8	37.4	1,483.3	37.4	760.5
Related party	9.8	7.8	20.8	14.6	11.0

	747.6	52.0	1,533.6	65.5	786.0
Expenses:
Operations and maintenance	48.7	15.3	92.8	28.3	44.1
General and administrative	24.1	15.8	52.0	23.6	27.9
Depreciation, amortization and accretion	71.2	28.0	137.5	50.4	66.3

	144.0	59.1	282.3	102.3	138.3
Other operating income (expense):
Gain on long-lived assets	1.2	—	1.7	—	0.5
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)

Operating income	29.4	7.8	75.1	23.5	45.7
Loss from unconsolidated affiliates, net	(1.5)	—	(1.6)	—	(0.1)
Interest and debt expense, net	(32.6)	(12.0)	(64.3)	(23.4)	(31.7)
Other income	0.1	—	0.2	—	0.1

Income (loss) before income taxes	(4.6)	(4.2)	9.4	0.1	14.0
Provision for income taxes	0.2	0.3	1.0	0.7	0.8

Net income (loss)	(4.8)	(4.5)	8.4	(0.6)	13.2
Net loss attributable to non-controlling partners	0.4	6.1	6.8	7.3	6.4

Net income (loss) attributable to Crestwood Equity Partners LP	$(4.4)	$1.6	$15.2	$6.7	$19.6

Subordinated unitholders’ interest in net income	$(0.1)	$0.1	$0.4	$0.6	$0.5

Common unitholders’ interest in net income	$(4.3)	$1.5	$14.8	$6.1	$19.1

Net income (loss) per limited partner unit:
Basic	$(0.02)	$0.03	$0.08	$0.14	$0.11

Diluted	$(0.02)	$0.03	$0.08	$0.14	$0.11

Weighted-average limited partners’ units outstanding (in thousands):
Basic	182,116	52,459	182,001	43,829	181,885
Dilutive units	4,388	4,388	4,388	4,388	4,388

Diluted	186,504	56,847	186,389	48,217	186,273

(a)	Financial data presented for the three and six months ended June 30, 2013 reflects the operations of Legacy Crestwood GP for the entire period, and the operations of Legacy Inergy from June 19, 2013 to June 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”). We have also compared second quarter 2014 results to first quarter 2014 for purposes of providing more meaningful disclosure to investors.

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Selected Balance Sheet Data

(in millions)

	June 30, 2014	December 31, 2013
	(unaudited)

Cash and cash equivalents	$18.2	$5.2

Outstanding debt:

Crestwood Equity Partners LP (a)
Revolving credit facility	$403.5	$381.0
Senior notes	11.4	11.4
Other	2.9	2.8

Subtotal	$417.8	$395.2

Crestwood Midstream Partners LP (b)
Revolving credit facility	$412.3	$414.9
Senior notes	1,450.0	1,450.0
Other	8.9	5.9

Subtotal	$1,871.2	$1,870.8

Total debt	$2,289.0	$2,266.0

Total partners’ capital	$5,637.1	$5,508.6

Crestwood Equity Partners LP partners’ capital

Limited partner units outstanding	186.4	185.3

(a)	Crestwood Midstream and its subsidiaries do not provide credit support or guarantee any amounts outstanding under CEQP’s credit facility or senior notes.
(b)	CEQP and its subsidiaries do not provide credit support or guarantee any amounts outstanding under the credit facility or senior notes of Crestwood Midstream.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
EBITDA
Net income (loss)	$(4.8)	$(4.5)	$8.4	$(0.6)	$13.2
Interest and debt expense, net	32.6	12.0	64.3	23.4	31.7
Provision for income taxes	0.2	0.3	1.0	0.7	0.8
Depreciation, amortization and accretion	71.2	28.0	137.5	50.4	66.3

EBITDA (a)	$99.2	$35.8	$211.2	$73.9	$112.0
Significant items impacting EBITDA:
Non-cash equity compensation expense	6.2	1.4	11.6	2.0	5.4
Gain on long-lived assets	(1.2)	—	(1.7)	—	(0.5)
Loss on contingent consideration	6.5	—	8.6	—	2.1
Loss from unconsolidated affiliates, net	1.5	—	1.6	—	0.1
Adjusted EBITDA from unconsolidated affiliates	0.4	—	2.1	—	1.7
Change in fair value of commodity inventory-related derivative contracts	2.9	1.6	(7.8)	1.6	(10.7)
Significant transaction related costs and other items	2.2	9.0	8.7	9.7	6.5

Adjusted EBITDA (a)	$117.7	$47.8	$234.3	$87.2	$116.6

Distributable Cash Flow
Adjusted EBITDA (a)	$117.7	$47.8	$234.3	$87.2	$116.6
Cash interest expense (b)	(31.2)	(11.8)	(61.6)	(22.2)	(30.4)
Maintenance capital expenditures (c)	(5.5)	(2.1)	(11.9)	(3.0)	(6.4)
Provision for income taxes	(0.2)	(0.3)	(1.0)	(0.7)	(0.8)
Deficiency payment	3.8	—	4.9	—	1.1
Public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow (d)	(71.2)	(24.9)	(131.6)	(47.7)	(60.4)

Distributable cash flow attributable to CEQP (e)	$13.4	$8.7	$33.1	$13.6	$19.7

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization plus or minus fair value adjustment of interest rate swaps.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	Crestwood Midstream distributable cash flow less incentive distributions paid to the general partner and the public LP ownership interest in Crestwood Midstream.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
EBITDA
Net cash provided by operating activities	$39.2	$23.3	$111.5	$57.4	$72.3
Net changes in operating assets and liabilities	41.1	1.9	53.1	(4.3)	12.0
Amortization of debt-related deferred costs, discounts and premiums	(2.0)	(1.1)	(3.9)	(2.1)	(1.9)
Interest and debt expense, net	32.6	12.0	64.3	23.4	31.7
Market adjustment on interest rate swap	0.6	0.9	1.2	0.9	0.6
Non-cash equity compensation expense	(6.2)	(1.4)	(11.6)	(2.0)	(5.4)
Gain on long-lived assets	1.2	—	1.7	—	0.5
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)
Loss from unconsolidated affiliates, net	(1.5)	—	(1.6)	—	(0.1)
Deferred income taxes	0.3	—	4.1	—	3.8
Provision for income taxes	0.2	0.3	1.0	0.7	0.8
Other non-cash income (expense)	0.2	(0.1)	—	(0.1)	(0.2)

EBITDA (a)	$99.2	$35.8	$211.2	$73.9	$112.0
Non-cash equity compensation expense	6.2	1.4	11.6	2.0	5.4
Gain on long-lived assets	(1.2)	—	(1.7)	—	(0.5)
Loss on contingent consideration	6.5	—	8.6	—	2.1
Loss from unconsolidated affiliates, net	1.5	—	1.6	—	0.1
Adjusted EBITDA from unconsolidated affiliates	0.4	—	2.1	—	1.7
Change in fair value of commodity inventory-related derivative contracts	2.9	1.6	(7.8)	1.6	(10.7)
Significant transaction related costs and other items	2.2	9.0	8.7	9.7	6.5

Adjusted EBITDA (a)	$117.7	$47.8	$234.3	$87.2	$116.6

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, gain or loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Segment Data

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
Gathering and Processing
Operating revenues	$83.4	$71.1	$162.9	$143.5	$79.5
Costs of product/services sold	17.6	14.0	36.3	27.5	18.7
Operations and maintenance expense	14.7	12.6	28.1	25.6	13.4
Gain on long-lived assets	0.5	—	1.0	—	0.5
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)
Earnings (loss) from unconsolidated affiliate	(0.6)	—	(0.3)	—	0.3

EBITDA	$44.5	$44.5	$90.6	$90.4	$46.1

Storage and Transportation
Operating revenues	$47.8	$6.3	$98.8	$6.3	$51.0
Costs of product/services sold	7.2	0.6	14.0	0.6	6.8
Operations and maintenance expense	6.3	0.9	12.5	0.9	6.2
Gain on long-lived assets	0.6	—	0.6	—	—

EBITDA	$34.9	$4.8	$72.9	$4.8	$38.0

NGL and Crude Services
Operating revenues	$795.1	$41.5	$1,636.2	$41.5	$841.1
Costs of product/services sold	722.8	37.4	1,483.3	37.4	760.5
Operations and maintenance expense	27.7	1.8	52.2	1.8	24.5
Gain on long-lived assets	0.1	—	0.1	—	—
Loss from unconsolidated affiliate	(0.9)	—	(1.3)	—	(0.4)

EBITDA	$43.8	$2.3	$99.5	$2.3	$55.7

Total Segment EBITDA	$123.2	$51.6	$263.0	$97.5	$139.8
Corporate	(24.0)	(15.8)	(51.8)	(23.6)	(27.8)

EBITDA	$99.2	$35.8	$211.2	$73.9	$112.0

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Operating Statistics

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
Gathering and Processing (MMcf/d)
Marcellus	584.7	415.0	558.0	396.0	531.0
Barnett rich	174.8	203.9	174.6	207.5	174.3
Barnett dry	264.1	233.9	238.5	235.7	212.7
Fayetteville	102.2	84.6	107.5	83.7	112.8
PRB Niobrara - Jackalope Gas Gathering (a)	44.2	—	48.5	—	52.9
Other	43.2	55.4	44.4	60.9	45.6

Total gathering volumes	1,213.2	992.8	1,171.5	983.8	1,129.3
Processing volumes	190.9	217.3	190.1	220.7	189.4
Compression volumes	470.5	284.4	459.3	277.1	448.0

Storage and Transportation
Northeast Storage
Storage capacity, 100% firm contracted (Bcf)	34.8	—	34.8	—	34.8
Firm storage services (MMcf/d)	474.0	—	480.1	—	486.2
Interruptible storage services (MMcf/d)	23.1	—	45.0	—	66.9
Northeast Transportation - firm contracted capacity (MMcf/d)	955.0	—	915.0	—	875.0
% of operational capacity contracted	100%	—%	100%	—%	100%
Firm services (MMcf/d)	1,072.0	—	982.7	—	893.3
Interruptible services (MMcf/d)	237.7	—	311.7	—	385.6
Gulf Coast Storage - firm contracted capacity (Bcf)	7.5	—	12.2	—	16.8
% of operational capacity contracted	20%	—%	32%	—%	42%

NGL and Crude Services
Arrow Midstream
Crude oil (MBbls/d)	55.8	—	50.0	—	44.1
Natural gas (MMcf/d)	29.0	—	24.6	—	20.2
Water (MBbls/d)	19.0	—	15.7	—	12.4
COLT Hub
Rail loading (MBbls/d)	111.6	—	104.8	—	98.1
NGL Operations
Storage capacity, 100% contracted (MBbls)	1,500.0	—	1,500.0	—	1,500.0
Supply & Logistics gallons sold (millions)	227.1	—	615.5	—	388.4
West Coast gallons sold or processed (millions)	167.1	—	320.9	—	153.8
NGL gallons transported (millions)	241.1	—	621.0	—	379.9

(a)	Represents 50% owned joint venture, operational data reported at 100%.

NEWS RELEASE

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Full Year 2014 Adjusted EBITDA and Distributable Cash Flow Guidance

Reconciliation to Net Income

(in millions)

(unaudited)

Net income	$115 - $140
Interest and debt expense, net	$135
Depreciation, amortization and accretion	$240

Adjusted EBITDA	$490 - $515

Cash interest expense (a)	($115)
Maintenance capital expenditures (b)	($25)
Public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow (c)	($285) - ($305)

Distributable cash flow attributable to CEQP (d)	$65 - $70

(a)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization plus or minus fair value adjustment of interest rate swaps.
(b)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(c)	Crestwood Midstream distributable cash flow less incentive distributions paid to the general partner and the public LP ownership interest in Crestwood Midstream.
(d)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.